Exhibit 10.1

FIRST AMENDMENT TO

ASSET PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of July 14, 2010 and amends the Asset Purchase Agreement dated May 5, 2010 (the “Agreement”) by and among DS PHARMACY, INC., a Delaware corporation (the “Seller”), DRUGSTORE.COM, INC., a Delaware corporation and the sole stockholder of Seller (the “Stockholder”), BIOSCRIP, INC., a Delaware corporation (“BioScrip”), and BIOSCRIP PHARMACY SERVICES, INC., an Ohio corporation (the “Buyer) and a wholly owned subsidiary of BioScrip. Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to such terms in Agreement.

W I T N E S S E T H:

WHEREAS, the parties entered into the Agreement pursuant to which Stockholder agreed to cause Seller to sell to Buyer, and Buyer agreed to purchase from Seller, all of Seller’s right title and interest in and to Acquired Assets, on the terms and conditions set forth therein;

WHEREAS, the parties desire to amend the Agreement on the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements, covenants, representations and warranties contained herein, the parties, intending to be legally bound, agree as follows:

1. Section 2(a) of the Agreement is hereby amended and restated in its entirety as follows:

(a) Initial Payment.

(i) At the Closing, Buyer shall pay to Seller, by wire transfer of immediately available funds to such bank account as shall be designated in writing by Seller, an amount in cash equal to five million nine hundred thousand ($5,900,000) dollars (the “Initial Payment”). Notwithstanding the foregoing, the Initial Payment shall be adjusted, on a dollar for dollar basis, by the amount by which the value of the Inventory on the Inventory Date is either greater or less than nine hundred thousand ($900,000) dollars.

(ii) At the close of business on the Closing Date, Buyer and Seller shall jointly make a physical inspection and count of the Inventory consisting of prescription pharmaceutical products, at the location of the Pharmacy, and determine the value of such Inventory. The value of such Inventory shall be determined based on the Seller’s weighted average acquisition cost for each item of product included in the Inventory. The parties agree that in determining the value of the Inventory, any Inventory consisting exclusively of prescription pharmaceutical products that have not been dispensed by Seller during the six months preceding the Closing Date shall be excluded.

(iii) If the value of the Inventory on the Closing Date as determined in accordance with Section 2(a)(ii) hereof is greater than nine hundred thousand ($900,000) dollars Buyer shall pay such difference to Seller. If the value of the Inventory on the Closing Date as determined in accordance with Section 2(a)(ii) hereof is less than nine hundred thousand ($900,000) dollars Buyer shall pay such difference to Seller. Any payment required pursuant to this Section 2(a)(iii) shall be made by the respective party owing such payment to the other party within five (5) Business Days following the date such amount is determined pursuant to Section 2(a)(ii) above.

(iv) Following the Closing, Buyer shall pay to Seller an additional amount (the “Additional Payment”) determined as set forth in Sections 2(b) and 2(c) below.

2. The definition of “Inventory Date” as set forth in Annex I to the Agreement is hereby deleted.

3. Section 7.1 of the Agreement is hereby amended and restated in its entirety as follows:

7.1 Closing Date and Place of Closing. Subject to the provisions of Section 8, and unless otherwise agreed to by the parties in writing, the consummation of the transactions described herein (the “Closing”) shall take place at 10:00 a.m., local time, on July 30, 2010 (the “Closing Date”), or such later date on which the conditions to the Closing have been first satisfied, at the offices of Buyer, or at such other location as may be mutually agreed to by the parties.

4. The parties acknowledge and agree that the conditions set forth in Sections 6.1(i) and 6.2(i) have been satisfied.

5. Miscellaneous.

5.1 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York in all respects without giving effect to the principles of conflicts of law thereof.

5.2 Agreement Binding. Except as expressly modified by this Amendment, all other terms and conditions of the Agreement remain in full force and effect.

5.3 Counterparts; Facsimile Signatures. This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument. This Amendment may be executed by facsimile signature.

5.4 Headings. The headings of the Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

[Signature pages follow.]

IN WITNESS WHEREOF, the undersigned have hereunto executed this Amendment as of the day and year first above written.

BUYER
BIOSCRIP PHARMACY SERVICES, INC.

By:	/s/ Barry A. Posner
Name:	Barry A. Posner
Title:	EVP and General Counsel

BIOSCRIP
BIOSCRIP, INC.

By:	/s/ Barry A. Posner
Name:	Barry A. Posner
Title:	EVP and General Counsel

SELLER
DS PHARMACY, INC.

By:	/s/ Yukio Morikubo
Name:	Yukio Morikubo
Title:	Vice President, Strategy & General Counsel

STOCKHOLDER
DRUGSTORE.COM, INC.

By:	/s/ Dawn Lepore
Name:	Dawn Lepore
Title:	President, CEO, & Chairman of the Board